Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact: Lynda L. Glass

717.339.5085

ACNB CORPORATION DECLARES

SECOND QUARTER CASH DIVIDEND

GETTYSBURG, PA, April 27—The Board of Directors of ACNB Corporation recently approved the issuance of the regular quarterly dividend.  The cash dividend of $.19 per share is payable on June 15, 2009, to shareholders of record on June 1, 2009.  With this second quarter dividend, the regular quarterly dividends paid to shareholders for the first six months of 2009 will total $.38 per share.  This per share amount will result in aggregate dividend payments of more than $2.2 million to ACNB Corporation shareholders for the first two quarters of 2009.  In comparison to a year ago, ACNB Corporation also paid a $.19 dividend per share in the second quarter of 2008.

Thomas A. Ritter, President & Chief Executive Officer of ACNB Corporation and Adams County National Bank, commented, “The Corporation’s Board of Directors and Management recognize the importance of regular, sustainable dividend payments to our shareholders.  ACNB Corporation remains well capitalized, and we did not apply for any federal government funding through the TARP Capital Purchase Program.  Further, we are very pleased that our performance in the first quarter of 2009, once again, enables ACNB Corporation to maintain the regular cash dividend of $.19 per share.”

ACNB Corporation, headquartered in Gettysburg, PA, is the financial holding company for the wholly-owned subsidiaries of Adams County National Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD.  Originally founded in 1857, Adams County National Bank serves its marketplace via a network of 18 retail banking offices located throughout Adams County, PA, and in

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Dillsburg and Hanover, York County, PA.  In addition, the Bank operates loan offices in Hanover, York County, and Chambersburg, Franklin County, PA.  Farmers National Bank of Newville, a division of Adams County National Bank, serves customers at three retail banking offices in the Newville, Cumberland County, PA, area.  Russell Insurance Group, Inc. offers a broad range of commercial and personal insurance lines with licenses in 36 states, including Pennsylvania and Maryland, through offices in Westminster, Carroll County, MD, and Germantown, Montgomery County, MD.  On March 31, 2009, total assets of ACNB Corporation were $962 million.

In addition to historical information, this press release may contain forward-looking statements.  Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas.  Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy.  Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations.  Actual results may differ materially from those projected in the forward-looking statements. We caution readers not to place undue reliance on these forward-looking statements.  They only reflect management’s analysis as of this date.  The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances.  Please carefully review the risk factors described in other documents the Corporation files from time to time with the Securities and Exchange Commission, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the Securities and Exchange Commission.

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ACNB #2009-05

April 27, 2009